Obtaining Control of Credit Suisse Liquid Alternative Fund A

As of October 31, 2011, Merchant Holdings ("Shareholder") owned 0 shares of the Fund, which represented less than 25% of the Fund. As of April 30, 2012, Shareholder owned
128,350,485.722 shares of the Fund, which represented
83.17% of the outstanding shares. Accordingly, Shareholder has presumed to be a controlling person of the Fund.


Obtaining Control of Credit Suisse Liquid Alternative Fund C

As of October 31, 2011, Merchant Holdings ("Shareholder") owned 0 shares of the Fund, which represented less than 25% of the Fund. As of April 30, 2012, Shareholder owned
5,000.00 shares of the Fund, which represented 100% of the outstanding shares. Accordingly, Shareholder has presumed to be a controlling person of the Fund.


Obtaining Control of Credit Suisse Liquid Alternative Fund I

As of October 31, 2011, Merchant Holdings ("Shareholder") owned 0 shares of the Fund, which represented less than 25% of the Fund. As of April 30, 2012, Shareholder owned
490,000.00 shares of the Fund, which represented 100% of the outstanding shares. Accordingly, Shareholder has presumed to be a controlling person of the Fund.